Exhibit 99.1

HireQuest Reports Financial Results for Second Quarter 2026

GOOSE CREEK, South Carolina – August 10, 2026 – HireQuest (Nasdaq: HQI), a national franchisor of on-demand staffing and direct-hire recruiting services, today reported financial results for the second quarter ended June 30, 2026.

Rick Hermanns, HireQuest’s President and Chief Executive Officer, commented, “Our second quarter results were underscored by a stabilizing job market and recovering demand environment for temporary staffing services. We generated year-over-year revenue growth and significantly enhanced profitability compared with the second quarter of 2025.

“Looking ahead, we believe our franchisees are well positioned to capture demand as market conditions improve, and employers prioritize access to flexible, skilled labor. We remain confident in our long-term strategy and our ability to deliver consistently profitable results and enhanced value for our shareholders,” Mr. Hermanns concluded.

Second Quarter 2026 Review

Franchise royalties in the second quarter of 2026 were $7.6 million compared to $7.3 million in the prior-year period, an increase of 4.1%. Service revenue was $513,000 compared to $354,000 in the prior-year period. The second quarter of 2025 included approximately $620,000 in franchise royalties and $70,000 in service revenue related to the divestiture of certain assets and liabilities associated with the permanent placement franchisee base of HQ MRI Corporation on January 1, 2026 (the "MRINetwork Assets Divestiture"). Pro forma for the MRINetwork Assets Divestiture, franchise royalties increased 13.8% in the second quarter of 2026.

Total revenue in the second quarter of 2026 was $8.1 million compared to $7.6 million in the prior year period, an increase of 6.0%. Pro forma for the MRINetwork Assets Divestiture, total revenue increased 16.6% in the second quarter of 2026.

SG&A expenses in the second quarter of 2026 were $4.0 million compared to $5.9 million in the second quarter of 2025, a decrease of 31.9%. Workers' compensation expense was approximately $39,000 in the second quarter of 2026 compared to approximately $127,000 in the prior-year period. The second quarter of 2025 included approximately $633,000 in SG&A expenses related to the MRINetwork Assets Divestiture.

Depreciation and amortization in the second quarter of 2026 was approximately $762,000, compared to $734,000 in the second quarter of 2025.

Interest and other financing expense in the second quarter of 2026 was approximately $30,000 compared to $71,000 for the second quarter of 2025. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income in the second quarter of 2026 was $2.7 million or $0.19 per diluted share, compared to a net income of $1.1 million, or $0.08 per diluted share, in the second quarter of 2025.

Adjusted net income for the second quarter of 2026 was $3.2 million, or $0.23 per diluted share compared to adjusted net income of $2.1 million, or $0.15 per diluted share, in the second quarter of 2025.

Adjusted EBITDA for the second quarter of 2026 was $4.6 million compared to $3.3 million in the second quarter of 2025.

System-wide sales for the second quarter of 2026 were $117.8 million compared to $125.9 million for the second quarter of 2025. The decrease was primarily related to $17.7 million in system-wide sales related to the MRINetwork Assets Divestiture. Pro forma for the MRINetwork Assets Divestiture, system-wide sales increased 6.9% in the second quarter of 2026.

Year-To-Date 2026 Review

Franchise royalties for the six months ended June 30, 2026 were $13.6 million compared to $14.2 million for the same period in 2025, a decrease of 4.2%. Service revenue was $975,000 compared to $866,000 in the prior-year period. The six months ended June 30, 2026 included $1.1 million in franchise royalties and $144,000 in service revenue related to the MRINetwork Assets Divestiture. Pro forma for the MRINetwork Assets Divestiture, franchise royalties increased 4.0% for the period.

Total revenue was $14.6 million compared to $15.1 million in the same year-ago period, a decrease of 3.2%. Pro forma for the MRINetwork Assets Divestiture, total revenue increased 5.6% for the period.

SG&A expenses in the first six months of 2026 were $8.3 million compared to $11.1 million for the same period of 2025, a decrease of 25.7%. Workers' compensation expense was approximately $78,000 in the for the first six months ended June 30, 2026 compared to approximately $155,000 in the prior-year period. The six months ended June 30, 2026 included $1.3 million in SG&A expenses related to the MRINetwork Assets Divestiture.

Depreciation and amortization in the first six months of 2026 was approximately $1.5 million, consistent with $1.5 million in the first six months of 2025.

Interest and other financing for the six months ended June 30, 2026 was approximately $38,000 compared to $214,000 in the prior year period. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income in the year-to-date period for 2026 was $4.3 million or $0.31 per diluted share, compared to a net income of $2.4 million, or $0.17 per diluted share, in the same year-ago period.

Adjusted net income for the six-month period was $5.1 million, or $0.37 per diluted share compared to adjusted net income of $3.9 million, or $0.28 per diluted share, in the first six months of 2025.

Adjusted EBITDA for the six months ended June 30, 2026 was $7.3 million compared to $6.1 million in the same prior-year period.

System-wide sales for the first six months of 2026 were $220.4 million compared to $244.3 million in the same period of 2025. The decrease was primarily related to $33.7 million in system-wide sales related to the MRINetwork Assets Divestiture. Pro forma for the MRINetwork Assets Divestiture, system-wide sales increased 3.6% for the period.

Balance Sheet and Capital Structure

Cash was $1.6 million as of June 30, 2026, compared to $3.9 million as of December 31, 2025. Total assets were $93.4 million as of June 30, 2026, compared to $88.2 million as of December 31, 2025. Total liabilities were $24.5 million as of June 30, 2026, compared to $19.9 million as of December 31, 2025.

Working capital as of June 30, 2026, was $35.1 million compared to $33.0 million as of December 31, 2025.

As of June 30, 2026, assuming continued covenant compliance, availability under the line of credit was approximately $41.0 million based on eligible collateral, less letter of credit reserves, bank product reserves, and current advances.

On June 15, 2026, the Company paid a quarterly cash dividend of $0.06 per share of common stock to shareholders of record as of June 1, 2026. The Company intends to pay a $0.06 cash dividend on a quarterly basis, but the declaration of any dividend and the exact amount each quarter will be based on its business results and financial position and is subject to board of directors’ discretion.

Conference Call

HireQuest will hold a conference call to discuss its financial results.

Date:	Monday, August 10, 2026
Time:	4:30 p.m. Eastern Time
Toll-free dial-in number:	888-506-0062
International dial-in number:	973-528-0011
Entry code:	669011

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at https://www.webcaster5.com/Webcast/Page/2359/54263 and via the investor relations section of HireQuest’s website at https://hirequest.com/.

A replay of the conference call will be available through Monday, August 24, 2026.

Toll-free replay number:	877-481-4010
International replay number:	919-882-2331
Replay passcode:	54263

About HireQuest

HireQuest is a franchisor of staffing solutions with a footprint across the U.S. and international markets. Through its primary divisions - HireQuest Direct, HireQuest Health, Snelling, TradeCorp and DriverQuest - the company delivers temporary, direct-hire, and contract workforce solutions across a wide range of industries, including construction, light industrial, healthcare, finance, manufacturing, hospitality, logistics and more. From on-demand staffing to direct hire recruiting, HireQuest’s divisions work together to provide workforce solutions that help businesses grow and create meaningful opportunities for the communities we serve. For more information, visit www.hirequest.com

Important Cautions Regarding Forward-Looking Statements

This news release includes and our directors and officers may make certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future revenue, franchise sales, system-wide sales, net income and Adjusted EBITDA (a non-GAAP Financial Measure); operating results; dividends and shareholder returns; anticipated benefits and synergies of any proposed transaction and future opportunities, including statements regarding value, profitability or growth prospects, cost synergies of any merger or acquisitions including those we have completed in 2023 and 2024; intended office openings or closings; expectations of the effect on our financial condition of claims and litigation; strategies for customer retention and growth; strategies for risk management; and all other statements that are not purely historical and that may constitute statements of future expectations. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While we believe these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. We cannot assure you that these expectations will materialize, and our actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us include the following: the level of demand in and financial performance of the temporary staffing and permanent placement industry; the financial performance of our franchisees; our franchisees' and our customers' ability to navigate successfully the challenges posed by instability in the financial and capital markets and the overall economic environment including the impact of increases in the price of oil and gas and any potential recession; changes in customer demand; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; workers' compensation expenses that fluctuate from period to period based on the mix of classifications, the level of payroll, recent claims resolution, and cumulative experience; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing and permanent placement industry and those arising from the action or inaction of our franchisees and temporary employees; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses including, without limitation, successful integration following the acquisitions of Ready Temporary Staffing, TEC Staffing Services, MRI Network, Snelling Staffing, LINK, Recruit Media, Dental Power, Temporary Alternatives, Inc., and subsequent or smaller acquisitions; the possibility that any strategic target will not agree to consummate a transaction or that any such transaction is consummated on different terms than currently anticipated; the possibility that conditions to the completion of a proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals, will not be met; the possibility that we may be unable to achieve expected synergies and operating efficiencies within an expected time frame or at all and to successfully integrate any acquired operations with ours; the possibility that such integration may be more difficult, time-consuming, or costly than expected, or that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, or suppliers) may be greater than expected following a proposed transaction or the public announcement of a proposed transaction; disruptions to our technology network including computer systems and software whether resulting from a cyber-attack or otherwise; natural events such as pandemics, severe weather, fires, floods, and earthquakes, or man-made or other disruptions of our operating systems or the economy including by war or political turmoil; and the factors discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K filed with the SEC.

Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. The Company disclaims any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Non-U.S. GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

Company Contact:

HireQuest

David Hartley, Chief Financial Officer

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com

- Tables Follow -

HireQuest

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash	$1,640	$3,895
Accounts receivable, net of allowance of $350 thousand and $288 thousand, respectively	48,856	39,281
Notes receivable	1,001	1,073
Prepaid expenses, deposits, and other assets	3,026	3,249
Prepaid workers' compensation	812	848
Total current assets	55,335	48,346
Property and equipment, net	3,964	4,050
Workers’ compensation claims payment deposit	1,273	1,128
Franchise agreements, net	16,336	17,242
Other intangible assets, net	6,439	6,980
Goodwill	1,633	1,633
Investment in unconsolidated affiliate	635	-
Deferred tax asset	1,526	1,868
Other assets	410	279
Notes receivable, net of current portion and allowance of $736 thousand and $1.2 million, respectively	5,148	5,599
Intangible asset held for sale	672	1,102
Total assets	$93,371	$88,227
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$377	$192
Other current liabilities	2,015	2,186
Accrued payroll, benefits, and payroll taxes	1,767	1,800
Due to franchisees	11,602	7,004
Risk management incentive program liability	1,778	1,237
Workers' compensation claims liability	2,689	2,929
Total current liabilities	20,228	15,348
Workers' compensation claims liability, net of current portion	2,000	2,232
Franchisee deposits	2,287	2,326
Total liabilities	24,515	19,906
Commitments and contingencies (Note 11)
Stockholders' equity
Preferred stock - $0.001 par value, 1,000,000 shares authorized; none issued	-	-
Common stock - $0.001 par value, 30,000,000 shares authorized; 13,890,418 and 14,079,692 shares issued, respectively	14	14
Additional paid-in capital	37,604	37,222
Treasury stock, at cost - 0 and 48,849 shares, respectively	-	(146)
Retained earnings	31,238	31,231
Total stockholders' equity	68,856	68,321
Total liabilities and stockholders' equity	$93,371	$88,227

HireQuest

Condensed Consolidated Statement of Income

(unaudited)

(in thousands, except per share data)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Franchise royalties	$7,586	$7,284	$13,647	$14,245
Service revenue	513	354	975	866
Total revenue	8,099	7,638	14,622	15,111
Selling, general and administrative expenses	3,994	5,861	8,263	11,117
Depreciation and amortization	762	734	1,540	1,469
Income from operations	3,343	1,043	4,819	2,525
Other miscellaneous income	5	28	22	159
Interest income	118	129	218	262
Gain on divestiture	-	-	248	-
Interest and other financing expense	(30)	(71)	(38)	(214)
Net income before income taxes	3,436	1,129	5,269	2,732
Provision for income taxes	684	56	948	224
Net income from continuing operations	2,752	1,073	4,321	2,508
Loss from discontinued operations, net of tax	(60)	(13)	(69)	(85)
Net income	$2,692	$1,060	$4,252	$2,423

Basic earnings (loss) per share
Continuing operations	$0.20	$0.08	$0.31	$0.18
Discontinued operations	-	-	-	(0.01)
Total	$0.20	$0.08	$0.31	$0.17

Diluted earnings (loss) per share
Continuing operations	$0.20	$0.08	$0.31	$0.18
Discontinued operations	(0.01)	-	-	(0.01)
Total	$0.19	$0.08	$0.31	$0.17

Weighted average shares outstanding
Basic	13,786	13,938	13,829	13,932
Diluted	13,810	13,990	13,845	14,001

HireQuest

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted EBITDA

(unaudited)

	Three months ended		Six months ended
(in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income	$2,692	$1,060	$4,252	$2,423
Interest expense	30	71	38	214
Provision for income taxes	684	56	948	224
Depreciation and amortization	762	734	1,540	1,469
EBITDA	4,168	1,921	6,778	4,330
WOTC related costs	69	165	173	315
Non-cash compensation	212	240	360	479
Gain on divestiture	-	-	(248)	-
Acquisition related charges, net	-	929	-	846
Write down of notes receivable	164	-	215	103
Adjusted EBITDA	$4,613	$3,255	$7,278	$6,073

HireQuest

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted Net Income

(unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income	$ 2,692	$ 1,060	$ 4,252	$ 2,423
Amortization of acquired intangibles	567	539	1,134	1,080
Gain on divestiture	-	-	(248)	-
Acquisition related charges, net	-	929	-	846
Write down of notes receivable	164	-	215	103
Tax effect of adjustments (1)	(190)	(382)	(286)	(528)
Adjusted net income	$ 3,233	$ 2,146	$ 5,067	$ 3,924
Adjusted net income per diluted share	$ 0.23	$ 0.15	$ 0.37	$ 0.28
Weighted average diluted shares outstanding	13,810	13,990	13,845	14,001
(1) the tax effect includes the application of our estimated combined statutory rate of 26% to all taxable/deductible adjustments.

HireQuest

Non-U.S. GAAP - Supplemental SG&A Breakdown

(unaudited)

	Three months ended		Six months ended
(in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Core SG&A	$ 3,791	$ 4,735	$ 7,970	$ 9,766
Net workers' compensation expense (benefit)	39	127	78	155
MRINetwork advertising fund expenses	-	70	-	144
Acquisition related charges (1)	-	929	-	949
Impairment of notes receivable	164	-	215	103
SG&A	$ 3,994	$ 5,861	$ 8,263	$ 11,117

(1) Acquisition related charges, for purposes of calculating Core SG&A, only includes expenses categorized as SG&A and does not include gains or losses associated with the sale of franchise businesses which are categorized as other miscellaneous income.